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EXHIBIT 1.1

Execution Version

TC PipeLines, LP

3,500,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Citigroup Global Markets Inc.	March 17, 2005
Lehman Brothers Inc. Goldman, Sachs & Co. UBS Securities LLC A.G. Edwards & Sons, Inc.
c/o Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Ladies and Gentlemen:

        TransCan Northern Ltd., a Delaware corporation ("TC Northern"), and TC PipeLines GP, Inc., a Delaware corporation (the "General Partner" and, together with TC Northern, the "Selling Unitholders"), unitholders of TC PipeLines, LP, a Delaware limited partnership (the "Partnership"), propose to sell to the Underwriters listed on Schedule I hereto (the "Underwriters") 3,500,000 Common Units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units"), each in the amount specified on Schedule II hereto. In addition, the General Partner proposes to grant to the Underwriters an option to purchase up to an additional 525,000 Common Units, on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively referred to herein as the "Units."

        For purposes of this Agreement, (i) each of the Selling Unitholders is an indirect wholly owned subsidiary of TransCanada PipeLines Limited, a Canadian corporation ("TransCanada"); (ii) the General Partner is a wholly owned subsidiary of TC Northern; (iii) the General Partner is the general partner of the Partnership, TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership ("TCT Intermediate Partnership"), and TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership ("TCP Intermediate Partnership" and, together with TCT Intermediate Partnership, the "Intermediate Partnerships"); (iv) the Partnership owns all of the limited partner interests in each of the Intermediate Partnerships; (vi) TCT Intermediate Partnership owns a 49% general partner interest in Tuscarora Gas Transmission Company, a Nevada general partnership ("Tuscarora"); and (vii) TCP Intermediate Partnership owns a 30% general partner interest in Northern Border Pipeline Company, a Texas general partnership ("NBPC"). The Partnership, the Selling Unitholders and the Intermediate Partnerships are collectively referred to herein as the "TCP Parties." The Partnership and the Intermediate Partnerships are collectively referred to herein as the "Partnership Entities." Certain terms used herein are defined in Section 19 hereof.

        This is to confirm the agreement among the TCP Parties, TransCanada and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Selling Unitholders by the Underwriters.

        1.    Representations and Warranties.

        (i)    Each of the TCP Parties, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1(i).

          (a)   Registration Statement.    The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-121537) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Units. The Partnership may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Units in accordance with Rules 430A and 424(b) or (2) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement, together with the base prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent Citigroup Global Markets Inc. and Lehman Brothers Inc. shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b)    No Material Misstatement or Omission.    On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any Option Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Base Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the TCP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through Citigroup Global Markets Inc. specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

          (c)    No Stop Order.    The Registration Statement has become effective under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and, to the knowledge of the TCP Parties, is threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Final Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the TCP Parties, threatened to institute proceedings for any such purpose.

          (d)    Formation and Qualification of the TCP Parties.    Each of the TCP Parties has been duly formed and is validly existing in good standing as a corporation or limited partnership under the Delaware General Corporation Law ("DGCL") or the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), as the case may be, with full corporate or partnership power and authority to own or lease its properties and to conduct the businesses in which it is engaged, and, in the case of the General Partner, TCP Intermediate Partnership and TCT Intermediate Partnership, to act as the general partner of the Partnership and each of the Intermediate Partnerships, NBPC and Tuscarora, respectively, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each of the TCP Parties is or, at the Closing Date and the Option Closing Date, as the case may be, will be duly registered or qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e)    Formation and Qualification of NBPC and Tuscarora.    Each of NBPC and Tuscarora has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Texas and the laws of the State of Nevada, respectively, with full partnership power and authority to own or lease its properties and to conduct its businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each of NBPC and Tuscarora is or, at the Closing Date and the Option Closing Date, as the case may be, will be duly registered or qualified as a foreign general partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (f)    Ownership of the General Partner Interests.    The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended to date (the "Partnership Agreement"), or the partnership agreements of each of the Intermediate Partnerships, each as amended to date (collectively, the "Intermediate Partnership Agreements"); and the General Partner owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Final Prospectus), security interests or claims.

          (g)    Capitalization.    As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 17,500,000 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement, the "Incentive Distribution Rights"). All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA and as otherwise disclosed in the Base Prospectus). As of the date hereof: (i) TC Northern owns 2,800,000 Common Units and (ii) the General Partner owns 2,809,306 Common Units, in each case free and clear of all liens, encumbrances, security interests or claims. The Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Final Prospectus.

          (h)    Ownership of the Limited Partner Interests in the Intermediate Partnerships.    The Partnership owns a 98.9899% limited partner interest in each of the Intermediate Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the applicable Intermediate Partnership Agreement and are fully paid (to the extent required under the applicable Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA); and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests or claims.

          (i)    Ownership of Interest in NBPC.    TCP Intermediate Partnership owns a 30% general partner interest in NBPC; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of NBPC, as amended to date (the "NBPC Partnership Agreement"); and TCP Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests or claims.

          (j)    Ownership of Interest in Tuscarora.    TCT Intermediate Partnership owns a 49% general partner interest in Tuscarora; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Tuscarora, as amended to date (the "Tuscarora Partnership Agreement"); and TCT Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests or claims.

          (k)    No Other Subsidiaries.    Other than (i) the Partnership's ownership interest in the Intermediate Partnerships and (ii) the Intermediate Partnerships' ownership interests in each of NBPC and Tuscarora, as applicable, neither the Partnership nor the Intermediate Partnerships own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and each of the Intermediate Partnerships, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (l)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or equity interests of the Partnership Entities, in each case pursuant to the agreement or certificate of limited partnership, the certificate of incorporation or other incorporation or organizational documents (collectively, the "Organizational Documents") of any of the Partnership Entities, or any other agreement or instrument to which any such entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the Final Prospectus and the Partnership Agreement. There are no outstanding options or warrants to purchase any Common Units (except pursuant to this Agreement).

          (m)    Authorization, Execution and Delivery of Underwriting Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the Partnership Entities and the General Partner.

          (n)    Enforceability of Other Agreements.    The Organizational Documents of each of the Partnership Entities, NBPC and Tuscarora have been duly authorized, validly executed and delivered and are valid and legally binding agreements, enforceable against the parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

          (o)    No Conflicts.    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby by the TCP Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, the General Partner, NBPC or Tuscarora, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities, the General Partner, NBPC or Tuscarora is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities, the General Partner, NBPC or Tuscarora or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, the General Partner, NBPC or Tuscarora, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

          (p)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities, the General Partner, NBPC or Tuscarora or any of their respective properties is required in connection with the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation by any of the TCP Parties of the transactions contemplated by this Agreement, except for such consents required under the Act and state securities or "Blue Sky" laws.

          (q)    No Default.    None of the Partnership Entities, the General Partner, NBPC or Tuscarora is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Entities or the General Partner to perform their obligations under this Agreement.

          (r)    Independent Public Accountants.    The accountants, KPMG LLP, who have audited the financial statements of the Partnership, the General Partner and NBPC included in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are registered independent public accounting firms with respect to the Partnership, the General Partner and NBPC, as required by the Act.

          (s)    Financial Statements.    At December 31, 2004, the Partnership had a capitalization as indicated in the Final Prospectus (and any amendment and supplement thereto). The historical financial statements (including the related notes and supporting schedules) of the Partnership, the General Partner and NBPC included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial position, results of operations and cash flows of the Partnership, the General Partner and NBPC on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied through the periods involved, except to the extent disclosed therein. The summary financial data set forth in the Final Prospectus (and any amendment or supplement thereto) under the caption "Summary Selected Historical Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which it has been derived.

          (t)    No Material Adverse Change.    None of the Partnership Entities, NBPC or Tuscarora has sustained, since the date of the latest financial statements included in the Registration Statement and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final Prospectus. Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities, NBPC or Tuscarora has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Entities, NBPC or Tuscarora and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Entities, NBPC or Tuscarora.

          (u)    Title to Properties of the Partnership Entities.    None of the Partnership Entities owns in fee simple or under lease any real property or buildings; at the Closing Date and the Option Closing Date, as the case may be, the Partnership Entities will have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities.

          (v)    Title to Properties of NBPC and Tuscarora.    NBPC and Tuscarora have good and marketable title to all real and personal property necessary to own and operate their respective assets as described in the Prospectus, free and clear of all liens, claims, encumbrances, charges, security interests and defects, except (i) as described in the Prospectus and (ii) such as do not materially interfere with the ownership, operation or benefits of ownership of their assets or materially increase the cost of operation or ownership of their assets, provided that, (a) with respect to the gas transmission pipelines and right-of-way interests related thereto (the "Pipeline Properties") the foregoing shall only constitute a representation that, except as described in the Prospectus, (x) each of NBPC and Tuscarora has sufficient title to enable it to use such Pipeline Properties in its business as they have been used in the past and as are proposed to be used in the future, as described in the Prospectus, and (y) any lack of title has not had and will not have any material adverse effect on the ability of NBPC and Tuscarora to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future, as described in the Prospectus, and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by NBPC or Tuscarora, such real property, buildings and equipment are held by NBPC or Tuscarora, as applicable, under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

          (w)    Permits.    Each of the Partnership Entities, NBPC and Tuscarora has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, NBPC or Tuscarora to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; each of the Partnership Entities, NBPC or Tuscarora has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such failures to perform, revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Entities, NBPC or Tuscarora to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Final Prospectus.

          (x)    Books and Records.    The Partnership and, to the knowledge of the TCP Parties, NBPC (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y)    Disclosure Controls.    The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Partnership, including its subsidiary limited partnerships, is made known to the General Partner's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness and presented conclusions regarding such effectiveness in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Partnership 2004 Annual Report"); and (iii) as of December 31, 2004, are effective in ensuring that the information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms. To the knowledge of the TCP Parties, NBPC has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to NBPC, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness and presented conclusions regarding such effectiveness in NBPC's Annual Report on Form 10-K for the year ended December 31, 2004 (the "NBPC 2004 Annual Report"); and (iii) as of December 31, 2004, are effective in ensuring that the information required to be disclosed by NBPC in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms.

          (z)    Internal Control over Financial Reporting.    The Partnership's internal control over financial reporting was effective as of December 31, 2004 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Partnership is not aware of any material weaknesses in its internal control over financial reporting.

          (aa)    No Recent Changes to Internal Controls.    Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there have been no changes in the Partnership's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership's internal control over financial reporting.

          (bb)    Compliance with Sarbanes-Oxley.    The General Partner and the Partnership and all of the General Partner's directors or officers, in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (cc)    Tax Returns.    Each of the Partnership Entities, and, to the knowledge of the TCP Parties, NBPC and Tuscarora has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP or (ii) that, if not paid, would not have a Material Adverse Effect.

          (dd)    ERISA.    With respect to each employee benefit plan, program and arrangement (governed by the laws of Canada or the United States, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the TCP Parties, or with respect to which the Partnership could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred, in connection with which the Partnership could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the financial condition, results of operations or business of the Partnership Entities, taken as a whole, or subject the limited partners of the Partnership to any material liability or disability.

          (ee)    Investment Company/Public Utility Holding Company.    The Partnership is not now, and after sale of the Units to be sold by the Selling Unitholders hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption "Use of Proceeds" will not be, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

          (ff)    Environmental Compliance.    Except as described in the Final Prospectus, each of the Partnership Entities, NBPC and Tuscarora (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (gg)    Environmental Review.    In the ordinary course of business, each of the Partnership Entities, NBPC and Tuscarora conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenses required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constrains on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, individually or in the aggregate, result in a Material Adverse Effect.

          (hh)    No Labor Dispute.    Each of the Partnership Entities, NBPC and Tuscarora are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Partnership Entities, NBPC or Tuscarora exists or, to the knowledge of the Partnership Entities, is imminent or threatened; and none of the Partnership Entities, NBPC and Tuscarora is aware of any existing, imminent or threatened labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors; in any case that would result in a Material Adverse Effect.

          (ii)    Insurance.    Each of the Partnership Entities, NBPC and Tuscarora maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities, NBPC or Tuscarora has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date. Each of the Partnership Entities, NBPC and Tuscarora is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any of the Partnership Entities, NBPC or Tuscarora under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (jj)    Litigation.    Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best of the TCP Parties' knowledge, threatened, to which any member of the Partnership Entities, NBPC or Tuscarora is or may be a party or to which the business or property of any of the Partnership Entities, NBPC or Tuscarora is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities, NBPC or Tuscarora is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

          (kk)    No Distribution of Other Offering Materials.    None of the TCP Parties has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134.

          (ll)    Market Stabilization.    The TCP Parties have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (mm)    Nasdaq Listing.    The Units are quoted for trading on the Nasdaq National Market.

          (nn)    Related Party Transactions.    No relationship, direct or indirect, exists between or among the TCP Parties on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its respective affiliates (other than the TCP Parties) on the other hand, which is required to be described in the Final Prospectus which is not so described.

          (oo)    No Omitted Descriptions.    There are no legal or governmental proceedings pending or, to the knowledge of the TCP Parties, threatened or contemplated, against any of the Partnership Entities, NBPC or Tuscarora or to which any of the Partnership Entities, NBPC or Tuscarora is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Final Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

        Any certificate signed by any officer of any of the TCP Parties and delivered to Citigroup Global Markets Inc. or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the TCP Parties, as to matters covered thereby, to each Underwriter.

        (ii)   Each of the Selling Unitholders, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth in this Section 1(ii):

          (a)    Ownership of Units.    Each of the Selling Unitholders is the record and beneficial owner of the Units to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Units in blank, and, assuming that each Underwriter acquires its interest in the Units it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Units delivered on the Closing Date to The Depository Trust Company ("DTC") or other securities intermediary by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of such Underwriters maintained with the DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Units.

          (b)    Authorization, Execution and Delivery of Underwriting Agreement.    This Agreement has been duly authorized, validly executed and delivered by TC Northern.

          (c)    No Conflicts.    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby by the TCP Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of TC Northern, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which TC Northern is a party or by which it or its properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to TC Northern or any of its properties in a proceeding to which it or its property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of TC Northern, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would materially impair the ability of any of the TCP Parties or the Selling Unitholders to perform their obligations under this Agreement (a "Selling Unitholder Material Adverse Effect").

          (d)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over TC Northern or its properties is required in connection with the offering and sale by TC Northern of the Units owned by it, the execution, delivery and performance of this Agreement by TC Northern, or the consummation by TC Northern of the transactions contemplated by this Agreement, except for such consents required under the Act and state securities or "Blue Sky" laws.

          (e)    No Default.    TC Northern is not (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Selling Unitholder Material Adverse Effect.

          (f)    Investment Company/Public Utility Holding Company.    TC Northern is not now, and after sale of the Units to be sold by the Selling Unitholders hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption "Use of Proceeds" will not be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

          (g)    Market Stabilization.    TC Northern has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (h)    Custodian.    Certificates in negotiable form for each Selling Unitholder's Units have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and power of attorney duly authorized (if applicable), executed and delivered by each of the Selling Unitholders, in the form heretofore furnished to the Underwriters (the "Custody Agreement") with Mellon Investor Services, LLC, as Custodian (the "Custodian"); the Units represented by the certificates so held in custody for each of the Selling Unitholders are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by each of the Selling Unitholders hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Unitholders, by operation of law or by the occurrence of any other event; and if any such event shall occur before the delivery of such Units hereunder, certificates for the Units will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

        Any certificate signed by any officer of any Selling Unitholder and delivered to Citigroup Global Markets Inc. or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Selling Unitholder, as to matters covered thereby, to each Underwriter.

        (iii)  TransCanada represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(iii):

          (a)    Formation and Qualification of TransCanada.    TransCanada has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has all corporate power and authority to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

          (b)    Ownership of TC Northern and the General Partner.    TransCanada indirectly, through one or more direct or indirect wholly owned subsidiaries, owns all of the outstanding shares of capital stock of TC Northern and the General Partner; such capital stock has been duly authorized and validly issued in accordance with the Organizational Documents of TC Northern and the General Partner, as the case may be, and is fully paid and nonassessable; and TransCanada owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (c)    Authorization, Execution and Delivery of Underwriting Agreement.    This Agreement has been duly authorized, validly executed and delivered by TransCanada.

          (d)    No Conflicts.    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by TransCanada, or the consummation of the transactions contemplated hereby or thereby by TransCanada (i) conflicts or will conflict with or constitutes or will constitute a violation of the provisions of the Organizational Documents of TransCanada, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which TransCanada is a party or by which TransCanada or any of its properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to TransCanada or any of its properties in a proceeding to which TransCanada or its property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of TransCanada, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would materially impair the ability of any of the TCP Parties or TransCanada to perform their obligations under this Agreement (a "TC Material Adverse Effect").

          (e)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over TransCanada or its properties is required in connection with the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by TransCanada, or the consummation by TransCanada of the transactions contemplated by this Agreement, except for such consents required under the Act and state securities or "Blue Sky" laws.

          (f)    No Default.    TransCanada is not (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a TC Material Adverse Effect.

          (g)    Investment Company/Public Utility Holding Company.    TransCanada is not now, and after sale of the Units to be sold by the Selling Unitholders hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption "Use of Proceeds" will not be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

        TransCanada shall have the same responsibility and liability for any misrepresentation in or breach of Section 1(i) of this Agreement to the same extent as if TransCanada had made such representations and warranties jointly and severally with the TCP Parties.

        2.    Purchase and Sale.

          (a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth herein, TC Northern agrees to sell 2,800,000 Firm Units to the several Underwriters and the General Partner agrees to sell 700,000 Firm Units to the several Underwriters; and each Underwriter agrees, severally and not jointly, to purchase from the Selling Unitholders, at a purchase price of $35.47 per Unit, the amount of the number of Firm Units set forth opposite such Underwriter's name in Schedule I hereto.

          (b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the General Partner hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Option Units, at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only in the event the Underwriters sell more than the number of Firm Units in the offering. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by Lehman Brothers Inc. to the Partnership and the Selling Unitholders setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of the Firm Units, subject to such adjustments as Lehman Brothers Inc., in its absolute discretion, shall make to eliminate any fractional units.

        3.    Delivery and Payment.    Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Andrews Kurth LLP at 10:00 AM, New York City time, on March 23, 2005, or at such time on such later date not more than three Business Days after the foregoing date as Lehman Brothers Inc. shall designate, which date and time may be postponed by agreement among Lehman Brothers Inc., the Partnership and the Selling Unitholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the "Closing Date"). Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Selling Unitholders by wire transfer payable in same-day funds to the accounts specified by the Selling Unitholders. Delivery of the Units shall be made at such location as Lehman Brothers Inc. shall reasonably designate at least one Business Day in advance of the Closing Date or any Option Closing Date, as the case may be. Certificates for the Units shall be registered in such names and in such denominations as Lehman Brothers Inc. may request not less than two Business Days in advance of the Closing Date or any Option Closing Date, as the case may be. The Partnership agrees to have the certificates for the Units available for inspection, checking and packaging in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date or any Option Closing Date, as the case may be.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Unitholders will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Andrews Kurth LLP, on the date specified by Lehman Brothers Inc. (which shall be within three Business Days after exercise of said option) (the "Option Closing Date") for the respective accounts of the several Underwriters, against payment by the several Underwriters through Lehman Brothers Inc. of the purchase price thereof to or upon the order of the Selling Unitholders by wire transfer payable in same-day funds to the accounts specified by the Selling Unitholders. If settlement for the Option Units occurs after the Closing Date, the Selling Unitholders will deliver to Lehman Brothers Inc. on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

        5.    Agreements.

        (i)    Each of the Partnership Entities and, solely with respect to paragraphs (f) and (g) of this Section 5, each of the Selling Unitholders and TransCanada, jointly and severally, covenants and agrees with the several Underwriters that:

          (a)    Registration Statement.    Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Base Prospectus or Final Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by Citigroup Global Markets Inc. and Lehman Brothers Inc. with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Citigroup Global Markets Inc. and Lehman Brothers Inc. of such timely filing. The Partnership will promptly advise Citigroup Global Markets Inc. and Lehman Brothers Inc. (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)    Amendment of Registration Statement.    If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Partnership promptly will (i) notify Citigroup Global Markets Inc. and Lehman Brothers Inc. of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

          (c)    Documents Available.    As soon as practicable, but in any event not later than 90 days after the period covered thereby, the Partnership will make generally available to its security holders and to Citigroup Global Markets Inc. an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (d)    Copies of Documents to the Underwriters.    The Partnership will furnish to the Citigroup Global Markets Inc. and Lehman Brothers Inc. and their counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

          (e)    Blue Sky Qualifications.    The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the National Association of Securities Dealers, Inc. ("NASD"), in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

          (f)    Lock-up Period; Lock-up Letters.    The TCP Parties and TransCanada will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the TCP Parties or TransCanada directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the Execution Time (the "Lock-up Period") except that (i) the Selling Unitholders may sell the Units offered hereby and (ii) the Partnership may grant restricted units or options to purchase Common Units under the Partnership's Long-Term Incentive Plan. In addition, each executive officer and director of the General Partner will execute and deliver to the Underwriters a letter, dated the Execution Date, substantially in the form of Exhibit A hereto.

          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed by this Section 5(i)(f) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. and Lehman Brothers Inc. waives, in writing, such extension.

          In furtherance of the foregoing, the Partnership and its transfer agent are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 5(i)(f). In addition, the TCP Parties and TransCanada agree that, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., the TCP Parties and TransCanada will not, during the Lock-up Period make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

          (g)    Market Stabilization.    The TCP Parties and TransCanada will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (h)    Expenses.    The Selling Unitholders and the Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (ix) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. The Underwriters agree to reimburse the Selling Unitholders up to $192,500 for certain of the Selling Unitholders' expenses relating to the matters described above.

        (ii)   Each of the Selling Unitholders, jointly and severally, covenants and agrees with the several Underwriters that:

          (a)    Form W-9.    Each of the Selling Unitholders will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the TCP Parties and TransCanada contained herein as of the Execution Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the TCP Parties and TransCanada made in any certificates pursuant to the provisions hereof, to the performance by the TCP Parties and TransCanada of their respective obligations hereunder and to the following additional conditions:

          (a)    The Final Prospectus, or any supplement thereto, will have been filed as required pursuant to Rule 424(b); the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)    All corporate or partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c)    The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Partnership, to have furnished to the Underwriters their written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters in form and substance satisfactory to the Underwriters, substantially to the effect that:

            (i)    Each of the Partnership Entities and the General Partner has been duly formed or incorporated and is validly existing in good standing as a corporation or limited partnership under the laws of its jurisdiction of formation or incorporation with full corporate or partnership power and authority, as the case may be, to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each of the Partnership Entities and the General Partner is duly registered or qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit B to this Agreement.

            (ii)    NBPC is validly existing in good standing as a general partnership under the laws of the State of Texas with full partnership power and authority to own or lease its properties and to conduct its business in which it is engaged, in each case in all material respects as described in the Registration Statement and Final Prospectus. NBPC is duly registered or qualified as a foreign general partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit B to this Agreement.

            (iii)    The General Partner has full corporate power and authority to act as the general partner of the Partnership and each of the Intermediate Partnerships, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

            (iv)    Each of the Intermediate Partnerships has full partnership power and authority to act as the general partner of each of NBPC or Tuscarora, as applicable, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

            (v)    The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement and the Intermediate Partnership Agreements; and the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

            (vi)    As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 17,500,000 Common Units and Incentive Distribution Rights. All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA). As of the date hereof: (i) TC Northern owns 2,800,000 Common Units, and (ii) the General Partner owns 2,809,306 Common Units and all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or TC Northern as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA. The Common Units and the Incentive Distribution Rights conform as to legal matters in all material respects to the descriptions thereof contained in the Final Prospectus.

            (vii)    The Partnership owns all of the limited partner interests in each of the Intermediate Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the Intermediate Partnership Agreements and are fully paid and nonassessable; and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

            (viii)    TCP Intermediate Partnership owns a 30% general partner interest in NBPC; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of NBPC, as amended to date; and TCP Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas Revised Partnership Act.

            (ix)    TCT Intermediate Partnership owns its 49% general partner interest in Tuscarora free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCT Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under Nevada law.

            (x)    Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership Entities pursuant to any of the Organizational Documents of the Partnership Entities, except as provided in Section 7.12 of the Partnership Agreement. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units by the Selling Unitholders as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.

            (xi)    This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.

            (xii)    The Partnership Agreement and the Intermediate Partnership Agreements have been duly authorized, executed and delivered by the General Partner and are valid and legally binding agreements of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (xiii)    The NBPC Partnership Agreement has been duly authorized, executed and delivered by TCP Intermediate Partnership and is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (xiv)    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, the General Partner or NBPC, (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any agreement filed or incorporated by reference as an exhibit to the Registration Statement, the Partnership 2004 Annual Report or the NBPC 2004 Annual Report, (C) violates or will violate any federal or Delaware statute, law or regulation, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or the General Partner, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the General Partner or the Partnership Entities to perform their obligations under this Agreement.

            (xv)    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities, the General Partner or NBPC or any of their respective properties is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus.

            (xvi)    The statements in the Registration Statement and Final Prospectus under the captions "Description of Common Units" and "Tax Considerations" and the description of the Partnership Agreement contained in the Partnership's registration statement on Form 8-A, filed on May 14, 1999 as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Common Units and the Incentive Distribution Rights conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus.

            (xvii)    The Registration Statement was declared effective under the Act on January 11, 2005; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened.

            (xviii)    The Registration Statement and the Final Prospectus (including any amendment or supplement thereto) (except for the financial statements and the notes and the schedules thereto, and the other financial and statistical information included therein, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations promulgated thereunder.

            (xix)    To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities, the General Partner or NBPC or any of their subsidiaries or their property of a character required to be disclosed in the Final Prospectus and is not so disclosed, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

            (xx)    None of the General Partner or Partnership Entities is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Prospectus, neither will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (xxi)    None of the General Partner or Partnership Entities is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Prospectus, neither will be, a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

            In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and NBPC and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon statements and representations of officers and employees of the TCP Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DRULPA, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership or corporation, as the case may be, of each the Partnership Entities, the General Partner and NBPC, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit B (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to the Underwriters) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities, the General Partner and NBPC may be subject.

          (d)    The Selling Unitholders shall have requested and caused Mayer, Brown, Rowe & Maw LLP, counsel for the Selling Unitholders, to have furnished to the Underwriters their written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

            (i)    TC Northern has been duly formed and is validly existing in good standing as a corporation under the DGCL.

            (ii)    This Agreement, each Custody Agreement and each power of attorney have been duly authorized, executed and delivered by the Selling Unitholders; assuming that each Custody Agreement has been duly authorized, executed and delivered by each other party thereto, each Custody Agreement is a valid and legally binding obligation of the Selling Unitholders, enforceable against them in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and each Selling Unitholders has full legal right and authority to sell, transfer and deliver, in the manner provided in this Agreement and the Custody Agreement, its Units being sold hereunder.

            (iii)    Assuming that each Underwriter acquires its interest in the Units it has purchased from the Selling Unitholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Units delivered on the Closing Date to DTC or other securities intermediary by making payment therefor as provided in this Agreement, and that has had such Units credited to the securities account(s) of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Units.

            (iv)    None of the offering and sale by the Selling Unitholders of the Units pursuant to this Agreement, the execution and delivery of this Agreement by the Selling Unitholders, or the consummation of any other of the transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of TC Northern, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), the terms of such material agreements as are set forth in Annex A to such counsel's opinion, (C) violates or will violate any United States federal or Delaware State statute, law or regulation known to such counsel to be applicable to the offering of the Units, or, to such counsel's knowledge, any order, judgment, decree or injunction applicable to TC Northern of any United States federal of Delaware State court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over TC Northern or any of its properties known to such counsel directed to TC Northern or any of its properties in the United States, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Units to be delivered by TC Northern pursuant to this Agreement, which conflicts, breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (B), (C) or (D), would have a Selling Unitholder Material Adverse Effect.

            (v)    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Delaware or United States federal court, governmental agency or body having jurisdiction over TC Northern or its properties is required in connection with the transactions contemplated by this Agreement under Applicable Law, except such as have been obtained under the Act and such as may be required under state securities or "blue sky" laws, as to which such counsel need not express an opinion, in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus. For purposes of such counsel's opinion, the term "Applicable Law" shall mean those laws, rules and regulations of the United States of America and the State of Delaware, in each case which in such counsel's experience are normally applicable to the transactions of the type contemplated by this Agreement.

            In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Selling Unitholders and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (C) state that such opinions are limited to federal laws, the DRULPA, the DGCL and the laws of the State of New York.

          (e)    The Partnership shall have requested and caused Kristine Delkus, counsel for the Partnership, to have furnished to the Underwriters her written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

            (i)    The statements in the Registration Statement and Final Prospectus under the captions "Business of Northern Border Pipeline Company — FERC Regulation," "Business of Tuscarora Gas Transmission Company — FERC Regulation," "Liquidity and Capital Resources of Northern Border Pipeline Company — Impact of Enron's Chapter 11 Filing on Northern Border Pipeline's Business" and "Liquidity and Capital Resources of Northern Border Pipeline Company — Public Utility Holding Company Act (PUHCA) Regulation" as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

            (ii)    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated thereby violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the TCP Parties, NBPC or Tuscarora or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations or defaults would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

            (iii)    To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the TCP Parties, TransCanada or any of their subsidiaries or their property which, if determined adversely to any such party, would, individually or the aggregate, result in a Material Adverse Effect.

          (f)    The Partnership shall have requested and caused Woodburn and Wedge, special Nevada counsel of Tuscarora, to have furnished to the Underwriters their written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

            (i)    Tuscarora has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Nevada with full partnership power and authority to own or lease its properties and to conduct its businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and Final Prospectus.

            (ii)    TCT Intermediate Partnership owns a 49% general partner interest in Tuscarora; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Tuscarora, as amended to date.

            (iii)    The Tuscarora Partnership Agreement has been duly authorized, executed and delivered by TCT Intermediate Partnership and is a valid and legally binding agreement of TCT Intermediate Partnership, enforceable against TCT Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (iv)    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of the Tuscarora Partnership Agreement, (B) violates or will violate any Nevada statute, law or regulation applicable to Tuscarora or any order, judgment, decree or injunction of any Nevada court or governmental agency or body known to such counsel directed to Tuscarora or any of its properties in a proceeding to which Tuscarora or its property is a party, or (C) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Tuscarora, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (C), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

            (v)    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Nevada court, governmental agency or body having jurisdiction over Tuscarora or any of its respective properties is required in connection with the transactions contemplated herein.

          (g)    The Partnership shall have requested and caused Robert Pitt, counsel for TransCanada, to have furnished to the Underwriters his written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

            (i)    TransCanada has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has all corporate power and authority to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

            (ii)    TransCanada indirectly, through one or more direct or indirect wholly owned subsidiaries, owns all of the outstanding shares of capital stock of TC Northern and the General Partner; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws, as amended to date, of TC Northern and the General Partner, as the case may be, and is fully paid and nonassessable; and TransCanada owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TransCanada as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

            (iii)    This Agreement has been duly authorized, executed and delivered by TransCanada.

            (iv)    None of the offering and sale by the Selling Unitholders of the Units, the execution, delivery and performance of this Agreement by TransCanada, or the consummation of the transactions contemplated thereby (A) constitutes or will constitute a violation of the Organizational Documents of TransCanada, (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the TCP Parties, NBPC, Tuscarora or TransCanada is a party or by which any of them or any of their respective properties may be bound (other than the Organizational Documents of the Partnership Entities, the General Partner or NBPC or any agreement filed or incorporated by reference as an exhibit to the Registration Statement, the Partnership 2004 Annual Report or the NBPC 2004 Annual Report, as to which such counsel need not express an opinion), (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to TransCanada or any of its properties in a proceeding to which TransCanada or its property is a party, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would have a TC Material Adverse Effect.

            (v)    Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in the Partnership or Intermediate Partnerships, in each case pursuant to any agreement or other instrument known to such counsel to which any of the TCP Parties is a party or by which any of them may be bound (other than the Organizational Documents of the Partnership Entities and NBPC as to which such counsel need not express an opinion). To such counsel's knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase (A) any Common Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any capital stock of the General Partner.

            (vi)    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over TransCanada or any of its respective properties is required in connection with the transactions contemplated herein, except for such consents required under the Act and state securities or "Blue Sky" laws.

          (h)    The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, with respect to the sale of the Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (i)    The Partnership shall have furnished to Citigroup Global Markets Inc. and Lehman Brothers Inc. a certificate reasonably satisfactory to them, signed on behalf of the Partnership by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, dated the Closing Date and the Option Closing Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

            (i)    the representations and warranties of the TCP Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the TCP Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person's knowledge, threatened;

            (iii)    since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the TCP Parties, taken as a whole, NBPC or Tuscarora and their subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); and

            (iv)    such other matters as you may reasonably request.

          (j)    TC Northern shall have furnished to Citigroup Global Markets Inc. and Lehman Brothers Inc. a certificate reasonably satisfactory to them, signed by the Chairman of the Board or the President and the principal financial or accounting officer of TC Northern, dated the Closing Date and the Option Closing Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of TC Northern in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and that TC Northern has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (k)    TransCanada shall have furnished to Citigroup Global Markets Inc. and Lehman Brothers Inc. a certificate reasonably satisfactory to them, signed by the Chairman of the Board or the President and the principal financial or accounting officer of TransCanada, dated the Closing Date and the Option Closing Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of TransCanada in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and that TransCanada has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (l)    The Partnership shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the Execution Time, the Closing Date and the Option Closing Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date and the Option Closing Date, if applicable, in form and substance satisfactory to Citigroup Global Markets Inc. and Lehman Brothers Inc., confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

            (i)    in their opinion the audited financial statements and financial statement schedules of the Partnership and the General Partner included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

            (ii)    on the basis of a reading of the latest unaudited financial statements made available by the Partnership, the General Partner and their subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners, stockholders, members, directors and committees of the Partnership, the General Partner and their subsidiaries; and inquiries of certain officials of the Partnership and the General Partner who have responsibility for financial and accounting matters of the Partnership, the General Partner and their subsidiaries as to transactions and events subsequent to December 31, 2004:

              (A)    with respect to the period subsequent to December 31, 2004, there were no changes, at a specified date not more than five days prior to the date of the letter, in the outstanding Common Units or increases in the long-term debt of the Partnership, as compared with the amounts shown on the December 31, 2004 balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net income of the Partnership, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership and the General Partner as to the significance thereof unless said explanation is not deemed necessary by Citigroup Global Markets Inc. and Lehman Brothers Inc.; and

            (iii)    they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership, the General Partner and their subsidiaries) set forth in the Registration Statement and the Final Prospectus and incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Partnership, the General Partner and their subsidiaries, excluding any questions of legal interpretation.

        References to the Final Prospectus in this paragraph (l) include any supplement thereto at the date of the letter.

          (m)    The Partnership shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the Execution Time, the Closing Date and the Option Closing Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date and the Option Closing Date, if applicable, in form and substance satisfactory to Citigroup Global Markets Inc. and Lehman Brothers Inc., confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Accounting Oversight Board and stating in effect that:

            (i)    in their opinion, the financial statements and financial statement schedule of NBPC audited by KPMG and incorporated by reference in the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations adopted by the Commission; and

            (ii)    on the basis of a reading of the latest unaudited financial statements made available by NBPC; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and committees of NBPC; and inquiries of certain officials of NBPC who have responsibility for financial and accounting matters of NBPC as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

              (A)    with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or net current assets of NBPC or decreases in the partners' capital of NBPC as compared with the amounts shown on the December 31, 2004 balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income to partners of NBPC, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by NBPC as to the significance thereof unless said explanation is not deemed necessary by Citigroup Global Markets Inc. and Lehman Brothers Inc.; and

            (iii)    they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of NBPC) set forth in the Registration Statement and the Final Prospectus and incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of NBPC, excluding any questions of legal interpretation.

        References to the Final Prospectus in this paragraph (m) include any supplement thereto at the date of the letter.

          (n)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (l) and (m) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the TCP Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of Citigroup Global Markets Inc. and Lehman Brothers Inc., so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (o)    Prior to the Closing Date, the TCP Parties shall have furnished to Citigroup Global Markets Inc. and Lehman Brothers Inc. such further information, certificates and documents as Citigroup Global Markets Inc. and Lehman Brothers Inc. may reasonably request.

          (p)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of NBPC's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Citigroup Global Markets Inc. and Lehman Brothers Inc. and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, the Option Closing Date by Citigroup Global Markets Inc. and Lehman Brothers Inc. Notice of such cancellation shall be given to the Partnership and the Selling Unitholders in writing or by telephone or facsimile confirmed in writing.

        7.    Reimbursement of Underwriters' Expenses.    If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the TCP Parties or TransCanada to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the TCP Parties and TransCanada will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

        8.    Indemnification and Contribution.

          (a)    Each of the TCP Parties and TransCanada, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Final Prospectus or the Final Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the TCP Parties and TransCanada will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through Citigroup Global Markets Inc. specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the TCP Parties or TransCanada may otherwise have.

          (b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the TCP Parties and TransCanada, each of their respective directors, each of its officers who signs the Registration Statement, and each person who controls the TCP Parties and TransCanada within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through Citigroup Global Markets Inc. specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The TCP Parties and TransCanada acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to the release of lockup agreements and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the TCP Parties and TransCanada, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the TCP Parties, TransCanada and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the TCP Parties and TransCanada on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the TCP Parties and TransCanada, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the TCP Parties and TransCanada on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the TCP Parties and TransCanada shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Unitholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the TCP Parties or TransCanada on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The TCP Parties, TransCanada and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the TCP Parties or TransCanada within the meaning of either the Act or the Exchange Act, each officer of the TCP Parties and TransCanada who shall have signed the Registration Statement and each director of the TCP Parties and TransCanada shall have the same rights to contribution as the TCP Parties and TransCanada, subject in each case to the applicable terms and conditions of this paragraph (d).

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter, the TCP Parties or TransCanada. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Citigroup Global Markets Inc. shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the TCP Parties, TransCanada and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of Citigroup Global Markets Inc. and Lehman Brothers Inc., by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of Citigroup Global Markets Inc. and Lehman Brothers Inc., impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the TCP Parties, TransCanada and the Selling Unitholders or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the TCP Parties, TransCanada or the Selling Unitholders or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or if sent to Lehman Brothers Inc., will be mailed, delivered or telefaxed to Lehman Brothers Inc. Syndicate Department (fax no.: (646) 497-4815) and confirmed to the Syndicate Department, Lehman Brothers Inc., at 605 Third Avenue, New York, New York, 10158, Attention: Syndicate Department; or, if sent to any of the TCP Parties, will be mailed, delivered or telefaxed to General Counsel (fax no.: (403) 920-2410; or if sent to any of the Selling Unitholders, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Venue.    Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. TransCanada has appointed the General Partner, 110 Turnpike Road, Suite 203, Westborough, Massachusetts 01581, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any such court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. TransCanada represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to TransCanada shall be deemed, in every respect, effective service of process upon such party.

        16.    Judgment Currency.    In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, TransCanada will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of TransCanada and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

        17.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        18.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        19.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Base Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

          "Incorporated Documents" shall mean the documents which at the time are incorporated by reference in the Registration Statement, the Base Prospectus or the Final Prospectus or any amendment or supplement thereto.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the TCP Parties, the Selling Unitholders, TransCanada and the several Underwriters.

Very truly yours,
TC PIPELINES, LP
By: TC PipeLines GP, Inc., its general partner
By:	/s/ DONALD R. MARCHAND
	Name:	Donald R. Marchand
	Title:	Vice-President & Treasurer
By:	/s/ ALBRECHT W.A. BELLSTEDT
	Name:	Albrecht W.A. Bellstedt
	Title:	Director
TC PIPELINES GP, INC.
By:	/s/ DONALD R. MARCHAND
	Name:	Donald R. Marchand
	Title:	Vice-President & Treasurer
By:	/s/ ALBRECHT W.A. BELLSTEDT
	Name:	Albrecht W.A. Bellstedt
	Title:	Director
TRANSCAN NORTHERN LTD.
By:	/s/ RHONDDA E.S. GRANT
	Name:	Rhondda E.S. Grant
	Title:	Secretary
By:	/s/ RON COOK
	Name:	Ron Cook
	Title:	Vice President — Taxation
TRANSCANADA PIPELINES LIMITED
By:	/s/ DONALD R. MARCHAND
	Name:	Donald R. Marchand
	Title:	Vice-President, Finance & Treasurer
By:	/s/ ALBRECHT W.A. BELLSTEDT
	Name:	Albrecht W.A. Bellstedt
	Title:	General Counsel

TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP
By: TC PipeLines GP, Inc., its general partner
By:	/s/ DONALD R. MARCHAND
	Name:	Donald R. Marchand
	Title:	Vice-President & Treasurer
By:	/s/ ALBRECHT W.A. BELLSTEDT
	Name:	Albrecht W.A. Bellstedt
	Title:	Director
TC TUSCARORA INTERMEDIATE LIMITED PARTNERSHIP
By: TC PipeLines GP, Inc., its general partner
By:	/s/ DONALD R. MARCHAND
	Name:	Donald R. Marchand
	Title:	Vice-President & Treasurer
By:	/s/ ALBRECHT W.A. BELLSTEDT
	Name:	Albrecht W.A. Bellstedt
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ SEAN DOLAN
	Name:	Sean Dolan
	Title:	Vice President
For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

LEHMAN BROTHERS INC.
By:	/s/ JOSEPH P. COHEN
	Name:	Joseph P. Cohen
	Title:	Managing Director
For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	1,091,000
Lehman Brothers Inc.	1,091,000
UBS Securities LLC	577,000
A.G. Edwards & Sons, Inc.	453,000
Goldman, Sachs & Co.	288,000

Total	3,500,000

SCHEDULE II

Selling Unitholders:	Number of Firm Units to be Sold	Maximum Number of Option Units to be Sold
TransCan Northern Ltd. 450-1st Street S.W. Calgary, Alberta T2P 5H1 Canada (fax no.: (403) 920-2410)	2,800,000	0
TC PipeLines GP, Inc. 450-1st Street S.W. Calgary, Alberta T2P 5H1 Canada (fax no.: (403) 920-2410)	700,000	525,000

Total	3,500,000	525,000

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of executive officer or director of General Partner]

TC PipeLines, LP
Public Offering of Common Units

March    , 2005

Citigroup Global Markets Inc.
Lehman Brothers Inc.
Goldman, Sachs & Co.
UBS Securities LLC
A.G. Edwards & Sons, Inc.

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between TC PipeLines, LP, a Delaware limited partnership (the "Partnership"), TC PipeLines GP, Inc., a Delaware corporation, TransCan Northern Ltd., a Delaware corporation, TransCanada PipeLines Limited, a Canadian corporation, TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership, TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership, and you, as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Units representing limited partner interests in the Partnership (the "Common Units").

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any securities of the Partnership or any Units convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (the "Lock-up Period"), other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and Lehman Brothers Inc.

        Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. and Lehman Brothers Inc. waives, in writing, such extension.

        In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement. In addition, the undersigned agrees that, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., it will not, during the Lock-up Period make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

2

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly, [Signature] [Name] [Title]

3

Exhibit B

States of Foreign Qualification

TC PipeLines, LP
Massachusetts
New York

 TC PipeLines GP, Inc.
Illinois
Iowa
Minnesota
Montana
Nebraska
New York
North Dakota
South Dakota
Texas
Massachusetts
Oregon
Nevada
California

 TC PipeLines Intermediate Limited Partnership
Illinois
Iowa
Minnesota
Montana
Nebraska
New York
North Dakota
South Dakota
Texas

 TC Tuscarora Intermediate Limited Partnership
California
Nevada
Oregon

 Northern Border Pipeline Company
Nebraska
Illinois
Indiana
Iowa
Minnesota
Montana
North Dakota
South Dakota

QuickLinks

EXHIBIT 1.1
Exhibit B